Exhibit 10.73

Dated as of: August 09, 2018

Lessee: S&W SEED COMPANY ("LESSEE")
106 K. Street, Suite 300
Sacramento, CA 95814

This Schedule A, when executed by both Lessee and Lessor shall be made a part of that Lease Agreement dated as of July 09, 2018 ("Lease"), between Lessee and Lessor.

In addition to authorities granted to Lessor under the Lease, Lessee further authorizes Lessor, as Lessee's attorney-in-fact, to correct any manifest errors in any of the information set forth on Page I of this Schedule A or any attachment thereto, including without limitation any amounts, percentages, options, terms, dates, and locations (collectively the "Information") as well as to make any other modifications to the Information resulting from changed circumstances occurring after the date hereof, provided, however, that Lessor shall give Lessee prompt written notice of any such modifications. Unless Lessee objects in writing within 5 business days after receipt of such notice, such modifications shall be deemed to be accepted and agreed by, and binding upon, Lessee.

EQUIPMENT AND LOCATIONS
#	New/Used	Qty	Equipment Description	Serial Number	Equipment Location	Equipment Cost	Tax
1	Used	6141	2008 CUSTOM 4'x4'x4' Steel Seed Bins	NA	9178 Lakeshore Drive Nampa, ID 83686 CANYON County	$1,221,050.00
2	Used	4150	1998 CUSTOM 4'x4'x4' Steel Seed Bins	NA	25552 South Butte Ave. Five Points, CA 93624 FRESNO County	$822,850.00	$0.00
3	Used	2500	2016 CUSTOM Cardboard Seed Bins	NA	9178 Lakeshore Drive Nampa, ID 83686 CANYON County	$56,100.00
					Totals	$2,100,000.00	$0.00
					Total Equipment Cost	$2,100,000.00

LEASE PRICING
Security Deposit	Scheduled Lease Term	Minimum Lease Term	Lease Rate Factor	Rental Amount * (Exclusive of applicable taxes)	Rentals	Rental Frequency	Total Number of Rentals
$0.00	60 Months	N/A	0.019058	$40,022.66	In Advance	Monthly	60
Daily Billing Option? Yes			Floating Rate: No

End of Term Type: $1	End of Lease Purchase Amount: $1.00	FMV Cap %: N/A

Lessee agrees that (i) Lessor may provide Lessee's information on a confidential basis to its third-party service provider, which is an institution of the Farm Credit System, (ii) such third-party service provider may provide the information on a confidential basis to other Farm Credit System institutions, or entities controlled or owned by Farm Credit System Institutions, and (iii) the information may be used by such recipients for credit analysis and administration purposes as well as for direct marketing purposes or for any lawful purpose.

This Schedule A may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Schedule A by facsimile or email shall be as effective as delivery of a manually executed counterpart of this Schedule A.

Schedule A (07/30/2015)	Contract Number 001-0096204-000	Page 1 of 4

ADDITIONAL TERMS AND CONDITIONS

End-of Term Options:

1.   PUT or Dollar-Out

Paragraph 22 of the Lease is deleted in its entirety for purposes of this Schedule A.

Paragraph 23 of the Lease, as applicable to this Schedule A, is hereby amended to read in its entirety as follows:

23. Purchase of Equipment. At the expiration of the Scheduled Lease Term, Lessee shall purchase all but not less than all of the Equipment from Lessor in an amount equal to the End of Term Purchase Amount specified in Schedule A (including any attached Equipment List), plus all applicable taxes. Upon receipt of the End of Term Purchase Amount, Lessor shall transfer to Lessee all of Lessor's right, title, and interest in the Equipment AS-IS, WHERE IS, without any warranties, expressed or implied, whatsoever.

Maintenance/Use, Return, Holdover Rent:

2.   Plant, Manufacturing and Processing Equipment

(1) Maintenance and Use

The Equipment will at all times be operated and maintained by competent and qualified personnel only and in accordance with (i) applicable operating instructions, (ii) federal, state, and local laws and regulations (including but not limited to all safety standards and regulations of the Occupational Health and Safety Administration (OSHA), Food and Drug Administration (FDA) and United States Department of Agriculture (USDA). Lessee shall make the Equipment available for inspection by Lessor's representatives during Lessee's normal business hours. In addition to any specific requirements set forth herein, Lessee, at its own expense, shall at all times (i) keep the Equipment washed, cleaned (including steam cleaned if appropriate) and free of rust and corrosion, (ii) maintain the Equipment in good general repair and working order (ordinary wear and tear excepted), and (iii)in maintain the Equipment in warrantable condition, in full compliance with all applicable manufacturers' recommendations, and meeting all manufacturer specifications and rated capacities (the foregoing collectively constitution "Good Condition"). Lessee shall not misuse or abuse the Equipment. For purposes hereof, (i) all components, accessories and features furnished with the Equipment or Lessee installed shall constitute part of the Equipment, (ii) references to "ordinary wear and tear" shall under no circumstances include wear of any component in excess of 50% of its useful life, cracks, holes, gouges, bends, or impact damage, whether internal or external, and (iii) rust and corrosion shall be deemed present if any machined surface contains rust or corrosion, more than 10 percent of the non-machined surfaces contains more than light surface rust or corrosion.

(2) Return of Equipment

In connection with any return of the Equipment (whether as a result of Lessor's exercise of its default rights and remedies or in connection with the option, if any, of Lessee to return the Equipment at the expiration or other termination of the Lease), the following shall apply:

(a) General

Without limiting the more specific requirements set forth below, returned Equipment shall be in Good Condition as defined above.

(b) Mechanical, Exterior and Structural Condition

(i) The Equipment shall be mechanically, and structurally sound, and in conformance with the manufacturers' up-to-date level of computer operational controls, capable of performing the functions for which the Equipment was originally designed in accordance with the manufacturers published and recommended specifications at the speed and capacity;

(ii) Software shall be installed, current and up-to-date including any subsequent changes made to the micro code of the software shall be returned with the Equipment;

(iii) The Equipment shall be cleaned and/or steam-cleaned and sterilized as the Equipment shall be free of rust and corrosion, washed, cleaned and/or steam cleaned, where applicable, upon delivery to Lessor;

(iv) Each Item of Equipment will be in compliance with all applicable safety standards and regulations;

(v) Wear items such as bearings, pins, and bushings shall be within manufacturer's recommended tolerances;

(vi) The Equipment shall be free of damage requiring straightening and refinishing or replacement;

(vii) Lessee shall provide or cause vendor(s) or manufacturer(s) to provide Lessor the following documents: (i) service manuals, blue prints, process flow diagrams and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; and (ii) documents, detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date; and

Schedule A (07/30/2015)	Contract Number 001-0096204-000	Page 2 of 4

(viii) The Equipment shall have good clean overall appearance, and all decals or other Lessee installed identification and advertising markings which are not necessary for the operation, maintenance or repair of the Equipment shall be removed (not painted over) in a workmanlike manner without damage to the Equipment's finish.

(c) Inventory, Demonstration, and Storage

(i) Lessee shall provide a detailed inventory of the Equipment and all components thereof being returned, including a listing of model and serial number of all components and attachments comprising the Equipment;

(ii) Lessee will provide personnel, power, lighting, heat, water and other requirements necessary to demonstrate the Equipment under power to FCL agents and/or prospective buyers; and

(iii) Lessee agrees to permit Lessor to auction the Equipment on-site with Lessee's full cooperation and assistance; and

(iv) Lessee shall provide free, secure storage of the Equipment up to ninety (90) days following the expiration or other termination of the Lease.

(d) Inspection

(i) Lessee shall permit Lessor to make videotape or other recordings of the Equipment operating under power at a time during normal working hours mutually agreeable to the Lessor and Lessee prior to disassembly for shipment; and

(ii) Lessee agrees to pay Lessor a $300 inspection fee for returned Equipment. Lessee agrees to pay Lessor additional $300 inspection fees for each subsequent re-inspection if the Equipment failed to meet the requirements as set forth herein.

(e) Payment of Lessor's Costs

In addition to any specific charges stated above, if with respect to any Item of Equipment, Lessor, in its sole but reasonable discretion, determines that the existence of any of the conditions described above and determines that the aggregate cost to remedy such conditions equals or exceeds $250, Lessee shall be deemed to have failed to satisfy its obligations to return such Equipment in Good Condition and Lessee shall be required to pay Lessor an amount equal to 120% of any costs incurred by Lessor in excess of Two Hundred Fifty Dollars ($250.00) to repair, recondition, and/or restore returned Equipment to the foregoing requirements shall be paid to Lessor by Lessee immediately upon written demand by Lessor. Lessee's failure to remit to Lessor any payment required by this Addendum within 30 days of the invoice date shall constitute a default under the lease and shall entitle Lessor to pursue any and all rights and remedies available thereunder.

(f) Transportation

(i) The Equipment shall be disassembled and packed by qualified personnel acceptable to Lessor. All process fluids shall be removed from the Equipment and disposed in accordance with all applicable laws and regulations. At no time are materials which could be considered hazardous waste by any regulatory agency or authority to be shipped with the Equipment. The Equipment shall be packed in accordance with all manufacturer's recommendations including protective coatings to prevent rust and corrosion;

(ii) The Equipment will be transported in accordance with the manufacturer's recommendation and all applicable government laws, rules and restrictions. If shipment is delayed as a result of road or highway load limit restrictions applied by state or local governments Lessee shall provide free, secure storage until such restrictions are lifted and the Equipment can be transported.

(3) Holdover rent

In the event that, at the expiration of the initial Lease Term or, if applicable, any Renewal Term, Lessee has not purchased the Equipment or, if Lessee has the option to return the Equipment, has not so returned the Equipment, Lessor shall be entitled to monthly hold-over rentals each in an amount equal to 120% of the Rental Payment for the last Rental Period prior to such expiration (pro-rated to a monthly amount in the case of a quarterly, semi-annual, annual, or other Rental Period). The preceding sentence shall not in any way limit Lessor's right to exercise any default rights and remedies as applicable.

Other Terms and Conditions:

3.   Daily Billing Option

In the event that Lessee has a previous Schedule A under the Daily Billing Option, Lessee hereby requests Lessor to adjust the regular payment date for this Schedule A to match the regular payment date of the previous Schedule A as a convenience to Lessee. In such case, a full rental payment shall be due on the Scheduled Lease Commencement Date, followed by another full rental payment on such adjusted regular payment date (even though such adjusted regular payment date may be less than a full rental period after the Scheduled Lease Commencement Date). The resulting excess rental amount paid will be credited against the final rental payment. As compensation for Lessor's willingness to provide this accommodation to the Lessee, no interest will be paid on such excess rental amount.

Schedule A (07/30/2015)	Contract Number 001-0096204-000	Page 3 of 4

Lessor: FARM CREDIT LEASING SERVICES CORPORATION
By:

/s/ Suzie Carlson	Suzie Carlson	Supervisor, Leasing Delivery Services
Signature	Name	Title

Lessee(s): S&W SEED COMPANY

/s/ Matthew K. Szot	Matthew K. Szot	Executive Vice Pres. & CFO
Signature	Name	Title

Lessee Address	City, State, Zip	Contact	Phone
106 K. Street, Suite 300	Sacramento CA 95814	Matthew Szot	858-337-0766

Schedule A (07/30/2015)	Contract Number 001-0096204-000	Page 4 of 4